EXHIBIT 32.1

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Banny Cosmic International Holdings, Inc. (the "Company") for the year ending June 30, 2018, I, Chow Wing Fai, Chief Financial Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Annual Report on Form 10-K for the fiscal ending June 30, 2018, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Annual Report on Form 10-K for the year ending June 30, 2018, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 15, 2018	Banny Cosmic International Holdings, Inc.

	By:	/s/ Chow Wing Fai
Chow Wing Fai